Exhibit 99.1

Joint Filing Agreement

This will confirm the agreement by and among all the undersigned that the Statement on Schedule 13D filed on or about this date and any further amendments thereto with respect to beneficial ownership by the undersigned of the Class A Common Stock, par value $0.001 per share (the “Common Stock”) of GEN Restaurant Group, Inc., a Delaware corporation (the “Issuer”), and such other securities of the Issuer and its affiliates that the undersigned may acquire or dispose of from time to time. This agreement is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934.

The undersigned further agree that each party hereto is responsible for timely filing of such Statement on Schedule 13D and any further amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate. The undersigned further agree that this Agreement shall be included as an Exhibit to such joint filing.

This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Joint Filing Agreement to be duly executed as of the 10th day of July, 2023.

/s/ David Kim
David Kim

DJK Trust, as Amended and Restated in 2007

By:	/s/ David Kim
Name:	David Kim
Title:	Trustee

Kim Family Living Trust, Surviving Spouse’s Trust, Trust for Andrea

By:	/s/ David Kim
Name:	David Kim
Title:	Trustee

Kim Family Living Trust, Surviving Spouse’s Trust, Trust for Solomon

By:	/s/ David Kim
Name:	David Kim
Title:	Trustee

Kim Family Living Trust, Surviving Spouse’s Trust, Trust for Joy

By:	/s/ David Kim
Name:	David Kim
Title:	Trustee

[SIGNATURE PAGE TO GEN RESTAURANT GROUP, INC. 13-D JOINT FILING AGREEMENT]